UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

January 14, 2011

U.S. CHINA MINING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-28806	43-1932733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17890 Castleton Street, Suite 112
City of Industry, California 91748

 (Address of principal executive offices, including zip code)

(626) 581-8878
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On January 14, 2011, U.S. China Mining Group, Inc. (the “Company”) amended that certain Employment Agreement, dated August 15, 2008, by and between the Company and Hongwen Li (the “Employment Agreement”), the Company’s President and Chief Executive Officer, to increase Mr. Li’s base salary from $100,000 per year to $200,000 per year effective as of January 1, 2011.  No other changes were made to the Employment Agreement.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

(e)             The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(e).

Item 9.01             Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	First Amendment to Employment Agreement with Mr. Hongwen Li

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. China Mining Group, Inc.

Date: January 18, 2011	/s/ Hongwen Li
Hongwen Li Chief Executive Officer